Exhibit 99.4

MariaDB Completes Merger and Lands on NYSE as “MRDB”

MariaDB Ordinary Shares and Warrants to Begin Trading December 19, 2022

•	MariaDB announces the closing of its business combination with Angel Pond Holdings Corporation

•	The combined company has been renamed MariaDB plc and is dual headquartered in Redwood City, California and Dublin, Ireland

•	MariaDB ended FY22 with over $50m in Annual Recurring Revenue (ARR) and has over 600 customers in over 60 countries

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MariaDB is a new generation cloud database company whose products are used by businesses ranging from the smallest to the Fortune 500, reaching more than a billion users through Linux distributions and having been downloaded over one billion times

•	Customers of MariaDB save up to 90% of total database costs by migrating away from legacy databases

REDWOOD CITY, Calif. & DUBLIN – (BUSINESSWIRE) – December 19, 2022 – MariaDB plc (NYSE:MRDB), a new generation cloud database company, today announced the completion of its previously announced business combination with Angel Pond Holdings Corporation (“APHC”), a previously publicly traded special purpose acquisition company, resulting in a combined company that is an Irish public limited company renamed MariaDB plc (“MariaDB” or the “Company”).

Beginning on December 19, 2022, MariaDB’s ordinary shares and warrants will begin trading on the New York Stock Exchange (NYSE) under the symbols “MRDB” and “MRDB WS,” respectively.

MariaDB delivers the backbone of services used by people every day – when accessing data on their smartphone devices, filling prescriptions, using 5G or making financial transactions. MariaDB’s new generation relational database products are engineered to support any workload, any scale and any cloud enabling customers to do more with their data. MariaDB is focused on delivering cloud data services through MariaDB SkySQL that address a broad customer base.

“Today is an exciting day that marks a new chapter for MariaDB and an important milestone in the cloud industry,” said Michael Howard, CEO of MariaDB plc. “Our customers increasingly come to us because they are struggling with the scalability and availability offered by the hyperscalers. With MariaDB SkySQL, we deliver better price and performance while freeing businesses from vendor lock-in with a multicloud offering. I am incredibly proud to work with our talented team and our investors as we continue to build success in the cloud for companies around the world.”

“I am thrilled to bring MariaDB to the public market. The MariaDB database is one of the most popular and is proving to be a critical ingredient for businesses’ success in their cloud transformations. With MariaDB’s differentiated product offering and extensive experience building world-class databases, the company is positioned well to support the tidal wave of cloud database migrations that are only just beginning,” said Theodore T. Wang, Ph.D., Chairman and CEO of APHC, who has joined MariaDB’s board of directors.

Michael Howard will continue to lead MariaDB as CEO, along with the current MariaDB management team.

Transaction Overview

The business combination was unanimously approved by APHC’s and MariaDB Corporation Ab’s boards of directors and approved by MariaDB Corporation Ab’s shareholders on October 26, 2022 and by APHC shareholders on November 22, 2022.

Advisors

Perkins Coie LLP served as U.S. legal counsel to MariaDB, Fondia served as Finnish legal counsel to MariaDB, Matheson LLP served as Irish legal counsel to MariaDB, and Conyers Dill & Pearman LLP served as Cayman legal counsel to MariaDB.

Cleary Gottlieb Steen & Hamilton LLP served as U.S. legal counsel to APHC, Hannes Snellman Attorneys Ltd served as Finnish legal counsel to APHC, Arthur Cox LLP served as Irish legal counsel to APHC, and Maples and Calder (Cayman) LLP served as Cayman legal counsel to APHC.

About MariaDB

MariaDB is a new generation cloud database company whose products are used by companies big and small, reaching more than a billion users through Linux distributions and have been downloaded over one billion times. Deployed in minutes and maintained with ease, leveraging cloud automation, our database products are engineered to support any workload, any cloud and any scale – all while saving up to 90% of proprietary database costs. Trusted by organizations such as Bandwidth, DigiCert, InfoArmor, Oppenheimer, Samsung, SelectQuote and SpendHQ, MariaDB’s software is the backbone of critical services that people rely on every day. Learn more at mariadb.com.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such the benefits of the business combination, future opportunities for the combined company and products and any other statements regarding MariaDB’s future operations, anticipated growth, financial or operating results, capital allocation, market opportunities, strategies, anticipated business levels, future earnings, planned activities, dividend policy, debt ratio, competitions, and other expectations and targets for future periods.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (a) the ability to maintain the NYSE or other applicable stock exchange listing standards and comply with securities and other corporate laws and regulations following the consummation of the business combination; (b) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, and the ability of the Company to manage its growth and expand its business operations effectively; (c) the Company’s ability to transition to being a public company, including managing costs, building out applicable operations and controls, and obtaining and retaining appropriate personnel and management; (d) the Company’s ability to secure additional funding, including new equity or debt financing; (e) the Company’s ability to acquire and integrate technologies, personnel, and other assets; (f) the Company’s ability to retain existing customers and attract additional customers, and expand business with its customers; (g) intellectual property, information technology and privacy requirements that may subject the Company to unanticipated liabilities; (h) any regulatory actions or litigation relating to the business combination; (i) the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics, and natural disasters, or the effects of international sanctions, war, economic crises, on the Company’s business; (j) the increasingly competitive environment, including the markets in which the Company operates; and (k) other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and, except as required by law, do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations or plans, which may change over time.

Source: MariaDB

Contacts

Investors:

ir@mariadb.com

Media:

pr@mariadb.com